UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2008

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut  06901
(Address and zip code of principal executive offices)

203-356-1318
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy  the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

On December 15, 2008, MXenergy Holdings Inc. (the “Company”) announced that it commenced a conditional cash tender offer to purchase any and all of its outstanding Floating Rate Senior Notes due 2011 (the “Notes”).  In connection with the tender offer, the Company is soliciting consents to effect certain proposed amendments to the indenture governing the Notes. The tender offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated as of December 15, 2008, and a related Letter of Transmittal and Consent dated as of December 15, 2008, which more fully set forth the terms and conditions of the tender offer and consent solicitation.

The tender offer will expire at midnight New York City time on January 13, 2009 unless extended or earlier terminated.  The consent solicitation will expire at 5:00 p.m. New York City time on December 29, 2008 unless extended.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release announcing the tender offer and consent solicitation.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated December 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: December 17, 2008	/s/ Carole R. Artman-Hodge
Name: Carole R. Artman-Hodge
Title: Executive Vice President and Secretary